UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2025
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Deferral Plan

On March 19, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the "Board") of Amalgamated Financial Corp. (the “Company”) adopted a nonqualified Bonus Deferral And Deferred Stock Unit Program ("Bonus Deferral Plan") to provide for a bonus deferral opportunity with matching benefits to certain eligible executives. The Bonus Deferral Plan allows participating executives to defer up to 100% of their annual incentive plan bonus in the form of deferred stock units ("DSUs") which will convert to shares issuable upon the earliest to occur of the executive’s separation from service (including death), a change of control or a qualifying financial emergency. Payouts are made in a lump sum or in installments up to five years, according to participant elections. DSUs pay out in shares of Company stock (which are issued under the Company’s 2023 Equity Plan). The Company will match 100% up to 35% of any deferred bonus, in the form of additional DSUs credited to participants’ plan accounts. Executives are required to elect their deferral amount prior to the start of the performance year. Participants’ voluntary DSUs are fully vested. However, their matching DSUs are subject to vesting requirements based on age and years of service (as well as the one-year minimum vesting requirement under the 2023 Equity Plan). To the extent that cash dividends are declared, DSUs are credited with dividend equivalent amounts in the form of additional DSUs.

The description of the terms of the Bonus Deferral Plan is qualified in its entirety by reference to the full text of the Bonus Deferral Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Awards of DSUs under the Bonus Deferral Plan will be granted pursuant to deferred restricted stock unit award agreements, the forms of which are filed as Exhibits 10.2 and 10.3 to this Form 8-K and incorporated herein by reference.

Brown Amended & Restated Employment Agreement

On March 25, 2025, the Company, its wholly-owned bank subsidiary Amalgamated Bank and Priscilla Sims Brown, the Company's and the Bank’s President & Chief Executive Officer, entered into an Amended & Restated Employment Agreement that amends and restates Ms. Brown's Employment Agreement, dated May 10, 2021 (the "Brown Employment Agreement" and as amended and restated, the "Brown Amended & Restated Employment Agreement"). The Brown Amended & Restated Employment Agreement and the employment relationship shall continue for thirty-six (36) full calendar months (the “Term,” which shall include any periods covered by renewals). Commencing on January 1, 2025, and continuing on January 1 of each year thereafter (each, an “Anniversary Date”), the Agreement shall renew for an additional twelve (12) months such that the remaining Term shall be thirty-six (36) months, unless the Company or Ms. Brown gives the other Party written notice of its/her election not to extend the term at least ninety (90) days prior to the applicable Anniversary Date.

Beginning with the fiscal year commencing January 1, 2025, the Company shall pay to Ms. Brown a base salary (“Base Salary”) at an annual rate equal to $1,080,000, and the Company may, at the discretion of the Board, at any time and from time to time prospectively (i) increase Ms. Brown’s Base Salary, or (ii) decrease Ms. Brown’s Base Salary as part of an across-the-board percentage reduction for its other senior executives, provided such reduction shall be pari passu with such senior executives. In addition, Ms. Brown will be (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 80% of her base salary, based on the achievement of performance metrics established by the Board (the “Annual Target Bonus”), and (ii) she will be entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value equal to $1,560,000 (the "Target Grant"), subject to increase at the discretion of the Compensation Committee and approval by the Board. The Target Grant will be awarded as 50% equity awards, which are subject to time-based vesting, and 50% equity awards, which are based on time performance in 2025, and 40% equity awards which are subject to time-based vesting, and 60% equity awards which are based on time and performance, commencing in 2026 and thereafter. Ms. Brown is entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives. The Company also agreed to reimburse Ms. Brown for her reasonable, out-of-pocket, third-party, documented fees and expenses of counsel incurred in connection with the negotiation, review and execution of the term sheet and the Brown Amended & Restated Agreement, up to a maximum of $10,605.

Upon Ms. Brown’s separation from service, her performance-based equity awards shall continue to vest based on actual achievement of performance measures at the end of the applicable performance period as if she had not separated from service, and shall not be subject to pro-ration based on the number of full months worked during the each performance period prior to her separation from service, subject to certain conditions, including her agreement for 12 months after her retirement to consult with the Company, at no additional cost to the Company, with regard to any matters which relate to or arise out of the Company’s business during the period and on which the Board or the CEO request her assistance.

Brown Severance Payments

If at any time during the Term of the Brown Amended & Restated Employment Agreement, the Company terminates Ms. Brown’s employment without Cause, her employment terminates due to the Company’s non-renewal of the then-current Term, or she terminates her employment upon notice with Good Reason, as those terms are defined in the Brown Amended & Restated Employment Agreement, subject to the receipt of a valid release agreement, the terminated executive will receive a severance payment in an amount equal to the sum of (i) twelve (12) months of her base salary in effect on the date of such termination, (ii) an amount equal to the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to the Annual Target Bonus in effect for the fiscal year in which her employment terminates, pro rated based on the portion of such fiscal year prior to the termination date during which she was employed, which sum shall be payable in equal monthly installments for a period of twelve (12) months; provided that, if (A) such termination occurs within twelve (12) months following a Change in Control (as defined in the Brown Amended & Restated Employment Agreement) or (B) the Company terminates her employment without Cause within ninety (90) days’ prior to a Change in Control and she reasonably demonstrates that such termination was at the request of the eventual acquirer in connection with such Change in Control, such severance payment shall be in an amount equal to the sum of (i) twenty-one (21) months of the Base Salary in effect on the date of such termination, and (ii) an amount equal to one hundred seventy-five percent (175%) of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in equal monthly installments for a period of twenty-one (21) months. If not yet paid, she will also receive in full any prior year’s annual bonus not yet paid as of the termination date, payable on the normal payment date provided under the plan and paid entirely in cash.

In addition, subject to certain conditions, the Company shall pay the premiums for any “COBRA” continuation health coverage for which the executive is eligible during a 12-month period under Section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision).

Under the Brown Amended & Restated Employment Agreement, if her employment is terminated for Cause, due to an election not to renew the then-current term of the Brown Amended & Restated Employment Agreement, by her without Good Reason, or due to death or Disability, as those terms are defined in the Brown Amended & Restated Employment Agreement, she is not entitled to any of the severance benefits described in the preceding paragraphs.

The Brown Amended & Restated Employment Agreement also requires that she keep the Company’s information confidential. In addition, she is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of employment or (ii) the severance payment period.

A copy of the Brown Amended & Restated Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4, and is incorporated herein by reference. The foregoing description of the Brown Amended & Restated Employment Agreement is qualified in its entirety by reference to the full text of the Brown Amended & Restated Employment Agreement filed with this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amalgamated Financial Corp. Bonus Deferral and Deferred Stock Unit Program
10.2	Form of Deferred Restricted Stock Unit Award Agreement
10.3	Form of Deferred Restricted Stock Unit Award Agreement – Matching Grant
10.4	Amended & Restated Employment Agreement, dated March 25, 2025, by and among Amalgamated Financial Corp., Amalgamated Bank, and Priscilla Sims Brown
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Jason Darby
	Name:	Jason Darby
	Title:	Chief Financial Officer

Date: March 25, 2025

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